Exhibit 23.6

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2022 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan of our report dated April 29, 2021, with respect to the consolidated financial statements of Rosie TargetCo LLC and subsidiaries, dated March 22, 2022, which report appears in the December 31, 2021 annual report on Form 10-K/A of Hannon Armstrong Sustainable Infrastructure Capital, Inc.

/s/ KPMG LLP

Philadelphia, Pennsylvania

June 14, 2022